SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 25, 2005

MortgageIT Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-32213	20-0404134
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Maiden Lane New York, NY 10038
(Address of principal executive offices) (zip code)

(212) 651-7700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results Of Operations And Financial Condition and ITEM 4.02 Non-Reliance On Previously Issued Financial Statements Or Related Audit Report Or Completed Interim Review

The following information is furnished pursuant to Item 2.02 "Results of Operations and Financial Condition" and filed pursuant to Item 4.02 "Non-Reliance On Previously Issued Financial Statements Or Related Audit Report Or Completed Interim Review."

On March 25, 2005, management and the Audit Committee of the Board of Directors determined to restate the Company's financial statements for its quarters ended March 31, June 30, and September 30, 2004, as well as for the fiscal years ended December 31, 2002 and 2003. The restatement is limited to the Company's reporting of its derivative instruments and hedging activities pursuant to Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"). The Company's previously released financial statements for the years ended December 31, 2002 and 2003 included unqualified opinions issued by its independent registered public accounting firm BDO Seidman, LLP ("BDO"), and the Company's previously issued quarterly reports for the second and third quarters of 2004 were reviewed by BDO prior to issuance. The Company has discussed the restatement with BDO, and both parties concur that these previously issued financial statements, and the previously issued reports of BDO on the Company's financial statements for the years ended December 31, 2002 and 2003, should no longer be relied upon. The Audit Committee voluntarily advised the staff of the Securities and Exchange Commission (the "SEC") of the possibility of a restatement, and the Company is cooperating with the staff's informal inquiry into the matter.

The Company has effected the restatement for all affected periods through the filing of its Annual Report on Form 10-K, timely filed today with the SEC. As previously disclosed in the Company's press release dated February 14, 2005, the Audit Committee had commenced a review of certain financial disclosure matters, including whether the Company's reporting of its hedging activities complied with FAS 133. After consultation with independent legal and accounting advisers, the Audit Committee reached the conclusions described in this Item.

The Company previously applied FAS 133 to the Company's loans held for sale, which were marked to market in each reporting period and the resulting change was recorded in earnings. The Company had also previously applied FAS 133 to its cash flow hedging, with the result that both realized and unrealized derivative gains and losses were recorded in Other Comprehensive Income ("OCI") in the Company's balance sheets and amortized over the expected life of the liabilities funding the Company's investment portfolio.

As a result of the recent review, the Company has concluded that it did not fully satisfy FAS 133 accounting standards during the before-mentioned periods. Accordingly, derivative instruments used in hedging activities and loans held for sale have been accounted for as follows:

•	For the restated periods, all loans held for sale are recorded at the lower of cost or market.

•	For the restated periods, forward sales commitments are accounted for as free-standing derivatives and any changes to fair value are recorded in earnings.

•	For the restated periods, derivative cash flow hedge gains and losses are now recorded in earnings in the period in which they occurred.

•	In the fourth quarter of 2004, the Company qualified for FAS 133 fair value hedging treatment for loans held for sale, excluding loans allocated to forward sales commitments, and such loans and the related derivative instruments are reported at fair value with the gains and losses reported through earnings.

•	From November 24 through December 31, 2004, the Company qualified for FAS 133 cash flow hedge accounting for its interest rate caps and swaps.

The foregoing changes are not expected to impact the Company's taxable income or cash flow, which is the basis for determining REIT dividends to the Company's stockholders, including the Company's first quarterly dividend of $0.48 per share announced earlier this month. However, revenue, pre-tax and after-tax earnings in each of the years 2002 and 2003 and each of the first three quarters of 2004 have changed as reflected in the tables included in the press release attached as an exhibit hereto.

The Company will seek to comply with the strict standards as they relate to testing and documentation under FAS 133 in all respects for future periods. FAS 133 hedge accounting standards serve to match the timing of changes in the value of assets versus derivatives and in the cash flows of liabilities versus derivatives. The Company believes that application of FAS 133 is the most appropriate way to report the economic results of our mortgage banking and portfolio investment activities in our financial statements.

•	The Company expects that it will comply with the documentation requirements of FAS 133 for all loans held for sale as of the end of the first quarter of 2005.

•	The Company expects to continue to be in compliance with the documentation requirements of FAS 133 as it relates to its cash flow hedging activities for interest rate caps and swaps.

•	The Company does not expect to be in compliance with FAS 133 for the majority of the first quarter as it relates to Eurodollar futures contracts used in its investment portfolio activities. The impact of non-compliance in the first quarter of this year will be a gain of approximately $12.5 million, as of March 29, 2005.

Attached as Exhibit 99.1 hereto and incorporated herein by reference is a press release of the Company, dated March 31, 2005, announcing the restatement and containing certain financial information.

Certain items in this Report may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to fund a fully-leveraged, self-originated loan portfolio, our anticipated loan funding volume and our ability to pay dividends as well as our future compliance with the requirements of FAS 133. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company's expectations include, but are not limited to, the Company's continued ability to originate new loans, including loans that we deem suitable for our securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and from time to time in the Company's SEC Reports. Such forward-looking statements speak only as of the date of this Report. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1	Copy of press release issued by the Company on March 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

MORTGAGEIT HOLDINGS, INC.
By: /s/ JOHN R. CUTI Name: John R. Cuti Title: Secretary

Date: March 31, 2005

EXHIBIT INDEX

99.1	Copy of press release issued by the Company on March 31, 2005